Oppenheimer Global Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  10/28/85             0.1000           0.0000                18.120
  04/28/86             0.0000           0.0600                28.630
  10/27/86             0.1100           3.0800                26.580
  12/19/86             0.0000           0.7300                26.080
  10/23/87             0.0700           4.3000                25.120
  12/24/87             0.0000           1.3200                20.630
  12/23/88             0.0850           1.7300                23.560
  12/22/89             0.1100           3.0000                28.270
  12/21/90             0.0800           1.6850                26.550
  12/20/91             0.1080           0.5770                31.760
  12/17/92             0.1190           0.1220                28.420
  11/29/93              0.2510            3.3650               33.440
  12/16/94             0.0000           3.7490                31.800

Class B Shares
  11/29/93             0.1780           3.3650                33.390
  12/16/94             0.0000           3.7490                31.420

1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

      1                       ERV n
   --------------- = n       (---) - 1 = average annual total return
   number of years             P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year                          Five Year

  $1,029.90 1                        $1,710.48  .2
 (---------) - 1 =  2.99%            (----------)  - 1 = 11.33%
    $1,000                             $1,000

  Ten Year

  $4,716.15 .1
 (---------) - 1 = 16.78%
    $1,000

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Oppenheimer Global Fund
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1.  Average Annual Total Returns for the Periods Ended 09/30/95 (Continued):


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                          Inception

  $1,035.01  1                      $1,296.12 .4718
 (---------) - 1 =  3.50%        (---------)  - 1 = 13.02%
    $1,000                            $1,000



Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,092.64 1                      $1,814.70 .2
 (---------) - 1 =  9.26%        (---------)  - 1 = 12.66%
    $1,000                           $1,000


  Ten Year

  $5,004.05 .1
 (---------) - 1 = 17.47%
    $1,000


Class B Shares

  One Year                          Inception

  $1,035.01 1                       $1,296.12 .4718
 (---------) - 1 =  8.34%          (---------)  - 1 = 14.25%
    $1,000                            $1,000





Oppenheimer Global Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

   ERV - P
   ------- = Cumulative Total Return
      P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                            Five Year

    $1,029.90 - $1,000                  $1,710.48 - $1,000
    ------------------ =   2.99%        ------------------ = 71.05%
            $1,000                           $1,000

    Ten Year

    $4,716.15 - $1,000
    ------------------ = 371.62%
            $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

    One Year                            Inception

    $1,035.01 - $1,000                  $1,296.12 - $1,000
    ------------------ =   3.50%        ------------------ = 29.61%
         $1,000                              $1,000




















Oppenheimer Global Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/95 (Continued):


Examples at NAV:

Class A Shares

    One Year                            Five Year

    $1,092.64 - $1,000                  $1,814.70 - $1,000
    ------------------ =   9.26%        ------------------ = 81.47%
         $1,000                               $1,000

    Ten Year

    $5,004.05 - $1,000
    ------------------ = 400.41%
         $1,000


Class B Shares

    One Year                            Inception

    $1,035.01 - $1,000                  $1,296.12 - $1,000
    ------------------ =   8.34%        ------------------ = 32.61%
            $1,000                                $1,000